                                                                    Exhibit 21.1

                       LIST SUBSIDIARIES OF THE REGISTRANT

Presby Corp., a Delaware corporation

PC Lens Corp., a Delaware corporation

Presby Europe, SPRL, organized under the laws of Belgium